UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2024, VSee Health, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited and institutional investor (the “Investor”) on September 30, 2024. On March 20, 2025, the parties to the SPA entered into a first amendment to the SPA (the “SPA Amendment”). Pursuant to the SPA Amendment, the Company issued to the Investor a senior secured note in the aggregate principal amount of $555,555.56 (the “Note”), and also issued to the Investor 100,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) as commitment shares. Pursuant to the SPA Amendment, the Company’s subsidiaries will also guaranty the obligations under the Note pursuant to the Guaranty Agreement entered on September 30, 2024 and the Note will be fully secured by collateral of the Company and its subsidiaries pursuant to the Security Agreement entered on September 30, 2024.

The Note bears an interest rate of 5% per annum and will mature on November 1, 2025. The Note is not convertible into shares of Common Stock and it provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the Note and while it is continuing, the interest rate on the Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

Concurrently with the execution of the SPA Amendment, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with another accredited and institutional investor (the “Second Investor”), pursuant to which the Company issued to the Second Investor a secured note in the aggregate principal amount of $108,695.65 (the “Second Note”) and 25,000 shares of its Common Stock. The Second Note will be fully secured by collateral of the Company pursuant to a Security Agreement entered between the Company and the Second Investor on March 20, 2025 (the “March 2025 Security Agreement”). The Second Note bears an interest rate of 18% per annum and will mature on December 20, 2025. The Second Note is convertible into shares of Common Stock at a conversion price equals to the greater of (i) $2.00 or (ii) the lower of (a) the lowest average historical Nasdaq Official Closing Price (“NOCP”) of a share of Common Stock as quoted on The Nasdaq Capital Market for the five trading days immediately preceding March 20, 2025 or (b) the Historical NOCP of Common Stock as quoted on The Nasdaq Capital Market on the day prior to March 20, 2025. From and after the occurrence and during the continuance of any event of default of the Second Note, the interest rate on the Second Note shall be increased to the lower of 28% per annum or the maximum rate permitted under applicable law. The Second Note is subordinated to the Note, the senior secured convertible note issued to the Investor on September 30, 2024 and the senior convertible promissory note with an aggregate principal value of $2,523,744.29 issued to an investor on June 24, 2024 as further described in the Company’s current report on Form 8-K filed with the SEC on June 28, 2024.

As previously disclosed in its Current Reports on Form 8-K filed with the SEC on November 22, 2023, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with an accredited and institutional investor on November 21, 2023. On March 20, 2025, the parties to the Equity Purchase Agreement entered into an amendment to the Equity Purchase Agreement (the “Amendment to Equity Purchase Agreement”) whereby the floor price described therein was amended to $1.25, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transactions.

The foregoing descriptions of the SPA Amendment, the Note, the Note Purchase Agreement, the Second Note, the March 2025 Security Agreement, and the Amendment to Equity Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the SPA Amendment, the Note, the Note Purchase Agreement, the Second Note, the March 2025 Security Agreement, and the Amendment to Equity Purchase Agreement, respectively filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 hereto and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Amendment No.1 to Securities Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor

10.2	Form of Note Pursuant to Amendment No.1 to Securities Purchase Agreement, dated March 20, 2025

10.3	Secured Note Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor

10.4	Form of Secured Note, dated March 20, 2025

10.5	Form of Security Agreement, dated March 20, 2025

10.6	Amendment to Equity Purchase Agreement dated as of March 20, 2025, by and between the Company and the Investor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2025	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer